CORPORATE ACCESS NUMBER: 202058111

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT

GOLDEN RULE RESOURCES LTD.
CHANGED ITS NAME TO CDG INVESTMENTS INC. ON 2002/04/23.

THIS FORM WILL BE REJECTED IF NOT PROPERLY COMPLETED

Alberta
REGISTRIES

FAXED
APR 23 2002
BY: BON

Articles Of Amendment

Business Corporations Act
Section 27 or 171

1. Name of Corporation	2. Corporate Access Number
Golden Rule Resources Ltd.	202058111

3. Item number 1 of the Articles of the above named corporation are amended in accordance with Section 167(1)(a) of the Business Corporations Act.

To change the name of Golden Rule Resources Ltd. to CDC Investments Inc.

D. O'Neill
Signature of Director / Authorized Officer

Secretary
Title (please print)

April 23/02
Date

FOR OFFICE USE ONLY

REG 3054 (98/06) FORM 1

CORPORATE ACCESS NUMBER

20205811

Alberta
GOVERNMENT OF ALBERTA

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT

GOLDEN RULE RESOURCES LTD.

AMENDED ITS ARTICLES ON MAY 6, 1997.

REGISTRIES GOVERNMENT OF ALBERTA

Registrar of Corporations

REG 3006 (96/01)

THIS FORM WILL BE REJECTED IF NOT PROPERLY COMPLETED

Alberta REGISTRIES

Articles Of Amendment

Business Corporations Act
Section 27 or 171

1. Name of Corporation	2. Corporate Access Number
GOLDEN RULE RESOURCES LTD.	20205811

3. Item number ~~8~~ 9 of the Articles of the above named corporation are amended in accordance with Section 167 ~~101~~ (4) of the Business Corporations Act.

To amend the Articles of Incorporation to authorize the directors, between annual general meetings, to appoint one or more additional directors of the Corporation to serve until the next annual general meeting given the number of directors does not at any time exceed 1/3 of the number of directors who held office at the expiration of the last general meeting of the Corporation.

FILED
MAY 06 1997
Registrar of Corporations
Province of Alberta

[signature]
Signature of Director / Authorized Officer

Secretary
Title (please print)

April 28, 1997
Date

FOR OFFICE USE ONLY

REG 3054 (96/08) FORM 4

Faxed & authorized by Barbara

Alberta

20205811
Corporate Access No.

BUSINESS CORPORATIONS ACT

Form 5

CERTIFICATE OF AMENDMENT

GOLDEN RULE RESOURCES LTD.
Name of Corporation

I HEREBY CERTIFY THAT THE ARTICLES OF THE ABOVE-MENTIONED CORPORATION WERE AMENDED.

☐ UNDER SECTION 13 OF THE BUSINESS CORPORATIONS ACT IN ACCORDANCE WITH THE ATTACHED NOTICE;

☐ UNDER SECTION 27 OF THE BUSINESS CORPORATIONS ACT AS SET OUT IN THE ATTACHED ARTICLES OF AMENDMENT DESIGNATING A SERIES OF SHARES;

☒ UNDER SECTION 171 OF THE BUSINESS CORPORATIONS ACT AS SET OUT IN THE ATTACHED ARTICLES OF AMENDMENT;

☐ UNDER SECTION 185 OF THE BUSINESS CORPORATIONS ACT AS SET OUT IN THE ATTACHED ARTICLES OF REORGANIZATION;

☐ UNDER SECTION 186 OF THE BUSINESS CORPORATIONS ACT AS SET OUT IN THE ATTACHED ARTICLES OF ARRANGEMENT.

M. M. Prochine
Registrar of Corporations

Alberta CORPORATE REGISTRY CONSUMER AND CORPORATE AFFAIRS

May 7, 1987
Date of Amendment

/km}

CA-00-105

BUSINESS CORPORATIONS ACT
(SECTION 17, OR 171)

FORM 4

Alberta
CONSUMER AND CORPORATE AFFAIRS

CORPORATE REGISTRY
RECEIVED
MAY 7 1987
CALGARY
PROVINCE OF ALBERTA

ARTICLES OF AMENDMENT

1. NAME OF CORPORATION.	2. CORPORATE ACCESS NO.
GOLDEN RULE RESOURCES LTD.	20205811

3. THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

Pursuant to a Special Resolution of the Shareholders of the Corporation and a Unanimous Resolution of the Directors, each made the 31st day of March, 1987, and pursuant to section 167(1)(c) of the Business Corporations act and subject to sections 170 and 171 of the Business Corporations Act, paragraph 3 of the Articles of Continuance of the Corporation filed the 3rd day of May, 1984, be and is hereby deleted in its entirety and the following substituted therefor:

"3. The Corporation is authorized to issue an unlimited number of common shares without nominal or par value."

FILED
MAY 7 1987
THE REGISTRAR OF CORPORATIONS
PROVINCE OF ALBERTA

DATE	SIGNATURE	TITLE
April 30/87	Leslie M. Bitz	Secretary-Treasurer

FOR DEPARTMENTAL USE ONLY

FILED ✓

CCA 06.101
(REV. 1/86)

2003811

FILED
MAY 03 1984
THE REGISTRAR OF ... PROVINCE OF ALBERTA

SPECIAL RESOLUTION IN WRITING OF THE SHAREHOLDERS OF
GOLDEN RULE RESOURCES LTD.
effective as of the 30th day of March, 1984

CONTINUANCE UNDER THE BUSINESS CORPORATIONS ACT

WHEREAS the Company was incorporated under the Companies Act (Alberta) by the registration of a Memorandum of Association and the issuance of a Certificate of Incorporation dated October 12, 1979 and

CORPORATE REGISTRY RECEIVED MAY 03 1984 CALGARY PROVINCE OF ALBERTA

WHEREAS it is considered to be in the best interests of the Company that it be continued under the Business Corporations Act (Alberta) (the "Act") pursuant to Section 261 of the Act;

WHEREAS on this 30th day of March, 1984, Articles of Continuance have been submitted to the shareholders; and

WHEREAS on this 30th day of March, 1984, By-Law No. 1 has been submitted to the shareholders.

NOW THEREFORE BE IT RESOLVED AS A SPECIAL RESOLUTION THAT :

1. The Articles of Continuance submitted to the shareholders and forming part hereof, be and they are hereby approved and adopted;

2. The Directors of the Company be and they are hereby authorized and directed to execute the Articles of Continuance and to make application pursuant to Section 261 of the Act to the Registrar appointed under the Act, for a Certificate of Continuance continuing the Company as if it had been incorporated thereunder;

3. Any Director or officer of the Company be and he is hereby authorized to take all such acts and proceedings and to execute and deliver all such documentation, including, without limitation, the said Articles of Continuance, the Notice of Registered Office, and the Notice of Directors in the forms prescribed by the Act, as he may deem necessary or desirable for the implementation of this Special Resolution and for the continuance of the Company under the Act; and

NO DUPLICATE

MICROFILMED
MAY 15 1984

4. By-Law No. 1, being a by-law relating generally to the transaction of the business and affairs of the Company, be and it is hereby approved and adopted as a by-law of the Company, which By-law will become effective as of the date of Issuance of the Certificate of Continuance. In accordance with Section 261(5) of the Act, By-law No. 1 authorizes the Directors to require the shareholder to surrender their share certificates for the purpose of having them cancelled and replaced by new share certificates which comply with Section 45 of the Act.

DATED at Calgary, in the Province of Alberta, this 30th day of March, A.D. 1984

ARCHIBALD J. NESBITT
Secretary

Alberta

20205811

Corporate Access No.

BUSINESS CORPORATIONS ACT

Form 12

CERTIFICATE OF CONTINUANCE

- GOLDEN RULE RESOURCES LTD. -

Name of Corporation

I HEREBY CERTIFY THAT THE ABOVE-MENTIONED CORPORATION WAS CONTINUED, AS SET OUT IN THE ATTACHED ARTICLES OF CONTINUANCE, UNDER SECTION 261 OF THE BUSINESS CORPORATIONS ACT.

M. M. Prashine

Registrar of Corporations

Alberta CORPORATE REGISTRY CONSUMER AND CORPORATE AFFAIRS

May 3, 1984

Date of Continuance

CCA-08-112

FILED

MAY 0 3 1984

BUSINESS CORPORATIONS ACT

FORM 11

Alberta CONSUMER AND CORPORATE AFFAIRS

ARTICLES OF CONTINUANCE

1. NAME OF CORPORATION.

GOLDEN RULE RESOURCES LTD.

2. CORPORATE ACCESS NO.

20205811

3. THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE.

The Corporation is authorized to issue 10,000,000 common shares without nominal or par value which may be issued for a maximum price or consideration not exceeding in the aggregate the sum of $10,000,000.

CORPORATE REGISTRY RECEIVED MAY 03 1984

4. RESTRICTIONS IF ANY ON SHARE TRANSFERS.

None.

5. NUMBER (OR MINIMUM OR MAXIMUM NUMBER) OF DIRECTORS.

Not less than three (3) and not more than eight (8).

6. RESTRICTIONS IF ANY ON BUSINESSES THE CORPORATION MAY CARRY ON.

None.

7. IF CHANGE OF NAME EFFECTED, PREVIOUS NAME.

None.

8. DETAILS OF INCORPORATION.

The Corporation was incorporated under The Companies Act of Alberta on the 12th day of October, 1979. By Special Resolution registered the 17th day of November, 1980, the Memorandum of Association of the Corporation was amended such that the authorized capital of the Corporation was increased from 4,000,000 to 10,000,000 common shares without nominal or par value.

9. OTHER PROVISIONS IF ANY.

None.

10. DATE	SIGNATURE	TITLE
April 27, 1984	[signature]	Secretary

FOR DEPARTMENTAL USE ONLY

FILED 84/05/03

CCA 01.111

CCA 08.057

No. 20205811

CERTIFICATE of INCORPORATION

I HEREBY CERTIFY THAT

– GOLDEN RULE RESOURCES LTD. –

IS THIS DAY INCORPORATED UNDER THE COMPANIES ACT OF THE PROVINCE OF ALBERTA AS A LIMITED COMPANY.

GIVEN UNDER MY HAND AND SEAL OF OFFICE AT EDMONTON THIS twelfth DAY OF October A.D. 19 79.

Paul J. Carrier

A/ Registrar of Companies
(Paul J. Carrier)

Alberta
CONSUMER AND
CORPORATE AFFAIRS

KJ

GOLDEN RULE RESOURCES LTD.

BY-LAW NO. 1

PART 1

INTERPRETATION

Definitions

1.1 In the by-laws, unless the context otherwise requires

Act means the Alberta Business Corporations Act, or any statute substituted therefor, as from time to time amended,

appoint includes "elect" and vice versa,

board means the board of directors of the Corporation,

by-laws means this by-law and all other by-laws of the Corporation from time to time in effect,

Corporation means the corporation which adopts this by-law,

meeting of shareholders includes both an annual meeting and a special meeting of shareholders of the Corporation, and "special meeting of shareholders" means a meeting of shareholders or of any class or classes of shareholders other than an annual meeting,

recorded address means

(A) in the case of a shareholder, his address as recorded in the securities register,

(B) in the case of joint shareholders, the address appearing in the securities register in respect of such joint holding, or the first address so appearing if there is more than one, and

(C) in the case of a director, officer, or auditor, his latest address as recorded in the records of the Corporation,

signing officer means, in relation to any instrument, a person authorized to sign the instrument on behalf of the Corporation by §2.3 or by a resolution passed pursuant thereto, and a word or expression defined in the Act for the purposes of the entire Act has the meaning so defined.

Interpretation

1.2 In the interpretation of the by-laws

(a) words importing singular number include the plural and vice versa,

(b) words importing gender include the masculine, feminine and neuter, and

(c) a word importing a person includes an individual, body corporate, partnership, trust, estate and an unincorporated organization.

Headings

1.3 The division of a by-law into parts and the headings of parts and sections will be considered as for convenience of reference only and will not affect the construction or interpretation of the by-law.

By-laws Subordinate

1.4 The by-laws are made pursuant to and are subordinate to the Act and the Articles.

Partial Invalidity

1.5 The invalidity or unenforceability of any provision of the by-laws shall not affect the validity or enforceability of the remaining provisions of the by-laws.

Deemed Consent

1.6 Where the by-laws call for consent of a meeting in respect of any matter and no method is specified for signifying or recording such consent, such consent shall be conclusively presumed to have been given unless an objection is made to the matter by a person entitled to object thereto.

PART 2

BUSINESS OF THE CORPORATION

Corporate Seal

2.1 The board may adopt a corporate seal for the Corporation and from time to time adopt a new seal in replacement of a seal previously adopted.

Facsimile of Seal

2.2 To enable the seal of the Corporation to be affixed to any bonds, debentures, share certificates or other securities of the Corporation, or any securities of another corporation to which an instrument of guarantee of the Corporation is endorsed or annexed, whether in definitive or interim form, on which a facsimile of that signature of a director or officer of the Corporation is, in accordance with these by-laws, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim bonds, debentures, share certificates or other securities one or more unmounted dies reproducing the Corporation's seal, and the chairman of the board, the president or a vice-president, together with the secretary or treasurer or an assistant secretary or assistant treasurer may by a document authorize such person to cause the Corporation's seal to be affixed to such definitive or interim bonds, debentures, share certificates or other securities by the use of such a die, and bonds, debentures, share certificates or other securities to which the Corporation's seal is so affixed and the due issue of which is evidenced by at least one authorized signature manually affixed thereto will for all purposes be deemed to be under and to bear the Corporation's seal lawfully affixed thereto.

Affixation of Seal

2.3 The corporate seal of the Corporation will not be affixed to any document or instrument except by or in the presence of

(a) such person as is or such persons as are appointed for the purpose by resolution of the board applying either to a specific instrument or specific instruments, to instruments of a particular description, or to instruments generally, or

(b) the secretary or an assistant secretary for the purpose of certifying copies of or extracts from the articles or by-laws of the Corporation, minutes of meetings or resolutions of the shareholders or the board or committees of the board, or any instrument executed or issued by the Corporation.

Fiscal Period

2.4 The fiscal period end of the Corporation will be as from time to time determined by the board.

Banking

2.5 The Corporation will maintain accounts in its name with such bank or banks and other depositories, including banks and depositories outside Canada, as the board from time to time determines, and no funds will be withdrawn from any account except as provided in a by-law or a resolution of the board related to the operation of the account.

Voting Rights in Other Bodies Corporate

2.6 To enable to the Corporation to exercise voting rights attaching to securities held by the Corporation

(a) signing officers of the Corporation may from time to time execute and deliver proxies and arrange for the issuance of voting certificates or other evidences of such rights in favour of such person or persons as may be determined by the officers by whom they are executed, and

(b) the board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or will be exercised.

PART 3

BORROWING AND SECURITIES

Borrowing Power

3.1 Without limiting the powers of the Corporation as set forth in the Act, the board may from time to time cause the Corporation to

(a) borrow money on the credit of the Corporation,

(b) to the extent permitted by the Act, give guarantees on behalf of the Corporation to secure the performance of any present or future indebtedness or other obligation of another person,

(c) issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured, and

(d) charge, mortgage, hypothecate, pledge or otherwise create a security interest in any or all property of the Corporation, currently owned or subsequently acquired, to secure any present or future indebtedness or other obligation of the Corporation.

Delegation of Borrowing Authority

3.2 To the extent permitted by the Act, the board may from time to time delegate to a committee or to one or more of the directors and officers of the Corporation all or any of the powers conferred on the board by §3.1 to such extent and in such manner as the board from time to time determines.

Rights Attaching to Debt Obligations

3.3 Any debt obligation of the Corporation may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attendance and voting at general meetings of the Corporation, appointment of directors or otherwise and may by its terms be assignable free from any equities between the Corporation and the person to whom it is issued or any subsequent holder thereof, all as the board determines.

PART 4

DIRECTORS

Calling of Meetings

4.1 The chairman of the board, or the president may, and the secretary upon the request of any director will, convene a meeting of the board.

Notice of Meeting

4.2 Notice of the time and place of each meeting of the board must be given to each director not less than 48 hours before the time when the meeting is to be held, but the notice need not specify what matters are to be dealt with at the meeting other than

(a) a proposal to adopt, amend or repeal any by-law,

(b) a proposal to authorize any material contract in which a director will have a material interest or which is with a corporation of which any director is a director or officer, or

(c) as required by the Act.

Place of Meeting

4.3 Meetings of the board may be held at any place within or outside Alberta.

Telephone Participation

4.4 A director may participate in a meeting of directors or of any committee of directors by means of telephone or other communication facilities that permit all person participating in the meeting to hear each other.

Resolution in Writing

4.5 Any resolution in writing signed by all of the directors may be so signed in counterpart and is effective as of the date thereof or the time and/or date therein stated to be the effective time and/or date regardless of when the resolution is signed, and if not dated or dated to be effective as of an expressed date/time, then it is effective as of the latest date of execution.

Execution by Facsimile

4.6 A signature of a director delivered by facsimile transmission to the Corporation shall, insofar as the Corporation is concerned, be valid and binding as if such director(s) had executed and delivered the original of such document.

First Meeting of New Board

4.7 Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

Quorum

4.8 The board may from time to time fix the quorum required for the transaction of business at a meeting of the board and, if not so fixed, the quorum will be a majority of the number of directors elected or appointed.

Chairman

4.9 The chairman of any meeting of the board will be the first mentioned of the chairman of the board, the president and the vice-presidents in order of seniority who is a director and is present at the meeting, but if no such officer is present within 15 minutes after the time appointed for holding the meeting, or if each such officer who is present indicates that he is not willing to act as chairman of the meeting, the directors present will choose one of their number to be chairman.

Procedure

4.10 A question arising at a meeting of the board will be decided by a majority of the votes cast. In case of an equality of votes the chairman may not exercise a second or casting vote.

Remuneration and Expenses

4.11 The directors will be paid such remuneration for their services to the Corporation as the board from time to time determines. The directors will also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending any meeting of the board or committee of the board, or meeting of shareholders. A director may serve the Corporation in another capacity and may for so doing receive remuneration in addition to the remuneration to which he is entitled as a director. Remuneration payable to a director who is also an officer or employee of the Corporation, or who serves the Corporation in a professional capacity, will be in addition to his salary as an officer or employee or to his professional fees.

PART 5

OFFICERS

Appointment of Officers

5.1 The directors shall appoint from among themselves a president who shall be the chief executive officer and shall have general supervision of all other officers and their duties, except as may otherwise from time to time be specified by the board. The board may appoint such additional officers as in its discretion from time to time it may determine including a chairman of the board who, if appointed, shall be appointed from among the directors.

Term of Office

5.2 All offices shall be held during the pleasure of the board; all officers shall be subject to removal for or without cause by resolution by the board, and an officer may resign his office at any time by giving notice to the Corporation. Subject thereto an officer shall continue in office until, but shall cease to hold office when his successor is elected or appointed.

Duties of Officers

5.3 Subject to the limitations in the Act, or as the board may from time to time impose, and to the provisions of any applicable by-law, an officer shall have all the powers and authority, and shall perform all the duties, usually incident to the office he holds and shall perform such other duties as may from time to time be specified for the holder of such office by the by-laws or by the board.

Assistants

5.4 If any assistant shall have been appointed to an officer, such assistant may, unless the board otherwise determines, exercise and perform all powers and duties of the officer to whom he is an assistant.

PART 6

COMMITTEES

Transaction of Business

6.1 Except as otherwise determined by the board, the proceedings of a committee of the board will be governed as follows

(a) the powers of the committee may be exercised by a meeting at which a quorum of the committee is present,

(b) meetings of the committee may be held at any place within or outside of Canada,

(c) a majority of the members of a committee will constitute a quorum thereof,

(d) questions arising at any meeting will be determined by a majority of the votes cast on the question, and in the case of an equality of votes the chairman of the meeting will not be entitled to a second or casting vote,

(e) the committee will meet and adjourn as it thinks proper and will have power to elect its chairman, to make rules for the conduct of its business and to appoint such assistants as it deems necessary,

(f) the committee will keep regular minutes of its transactions and will cause them to be recorded in books kept for that purpose, and report the same to the board at such times as the board from time to time requires.

PART 7

PROTECTION AND INDEMNITY OF DIRECTORS AND OTHERS

Contracts with the Corporation

7.1 Subject to the Act

(a) no director is disqualified by his office, or by reason of holding any other office or place of profit under the Corporation or under any body corporate in which the Corporation is a shareholder or otherwise interested, from entering into any contract, transaction or arrangement with the Corporation either as vendor, purchaser or otherwise, or from being concerned or interested in any manner whatsoever in any contract, transaction or arrangement made or proposed to be entered into with the Corporation,

(b) no such contract, transaction or arrangement is thereby void or liable to be avoided, and

(c) no director is liable to account to the Corporation for any profit arising from any such office or place of profit or realized by any such contract, transaction or arrangement,

Disclosure

7.2 Except as required by the Act, no director is obliged to make any declaration or disclosure of interest or refrain from voting.

Limitation of Liability

7.3 Except as otherwise provided in the Act, no director or officer will be liable

(a) for the acts, receipts, neglects or defaults of any other person, or for joining in any receipt or act for conformity,

(b) for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by, for, or on behalf of the Corporation,

(c) for the insufficiency or deficiency of any security in or upon which any moneys of the Corporation are invested,

(d) any loss or damage arising from the bankruptcy, insolvency or wrongful act of any person with whom any money, security or other property of the Corporation is lodged or deposited, or

(e) for any other loss, damage, or misfortune whatever which may arise out of the execution of the duties of his office or in relation thereto.

Amplification of Rights

7.4 The foregoing provisions of this Part are in amplification of or in addition to, and not by way of limitation of or substitution for, any rights, immunities or protection conferred on any director or officer by any law or otherwise.

Indemnity

7.5 Subject to section 119 of the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or body corporate, if:

(a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The Corporation shall also indemnify such persons in such other circumstances as the Act permits or requires. Nothing herein contained shall limit the right of any person entitled to indemnity to claim indemnity apart form the provisions of this §7.5.

Insurance

7.6 The Corporation may purchase and maintain insurance for the benefit of any person referred to in §7.5 against any liability incurred by him;

(a) in his capacity as a director or officer of the Corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the Corporation; or

(b) in his capacity as a director or officer of another body corporate where he acts or acted in that capacity at the Corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

PART 8

SHARES

Registration of Transfers

8.1 Subject to the provisions of the Act, no transfer of a share will be registered in a securities register except on presentation of the certificate representing such share with an instrument of transfer complying with the Act endorsed thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the instrument of transfer is genuine and effective as the board from time to time prescribes, and upon payment of all applicable taxes and any fees prescribed by the board.

Non-Recognition of Trusts

8.2 Subject to the Act, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share.

Transfer Agents and Registrar

8.3 The board may from time to time by resolution appoint or remove one or more trust companies registered under the Trust Companies Act as its agent or agents to maintain a central securities' register or registers, and an agent or agents to maintain a branch securities' register or registers. Agents so appointed may be designated as transfer agent or register according to their functions, and a person may be appointed and designated with functions as both registrar and transfer or branch transfer agent. Registration of the issuance or transfer of a security in the central securities' register or in a branch securities' register is complete and valid registration for all purposes.

PART 9

DIVIDENDS AND RIGHTS

Declaration

9.1 The board may from time to time as permitted by law declare dividends payable to the shareholders according to their respective rights and interest in the Corporation.

Interest

9.2 No dividend will bear interest against the Corporation.

Valuation of Non-Cash Dividends

9.3 The board will determine the value of any dividend not paid in money.

Dividend Cheques

9.4 A dividend payable in money may be paid by cheque of the Corporation or its paying agent to the order of each registered holder of shares of the class or series on which it is declared and mailed by prepaid ordinary mail to the holder at his recorded address or as the holder otherwise directs.

Cheques to Joint Holders

9.5 In the case of joint holders, a cheque in payment of dividends will, unless they otherwise jointly direct, be made payable to the order of all of them and mailed to them at their recorded address.

Non-receipt of Cheques

9.6 If a dividend cheque is not received by the person to whom it is so sent, the Corporation will issue to such person a replacement cheque for a like amount on such terms as to evidence of non-receipt and of title, indemnity and reimbursement of expense as the board prescribes, whether generally or in any particular case.

Unclaimed Dividends

9.7 Any dividend unclaimed for six years after the date of record for payment will be forfeited and revert to the Corporation.

PART 10

MEETINGS OF SHAREHOLDERS

Chairman, Secretary and Scrutineers

10.1 The chairman of a meeting of shareholders will be the first mentioned of such of the following officers who is present at the meeting and is willing to act: chairman of the board, president, or a vice-president. If no such officer willing to act is present within 15 minutes after the time fixed for holding the meeting, the persons present and entitled to vote may choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman will appoint some person, who need not be a shareholder, to act as secretary of the meeting. One or more scrutineers, who need not be shareholders, may be appointed by resolution or by the chairman with the consent of the meeting.

Persons Entitled to be Present

10.2 The only persons entitled to be present at a meeting of shareholders will be those entitled to vote thereat, the directors and the auditor of the Corporation and any other person who, although not entitled to vote, is entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

Quorum

10.3 A quorum for the transaction of business at any meeting of shareholders is at least one individual present at the commencement of the meeting holding, or representing by proxy the holder or holders of, shares carrying in the aggregate not less than five percent of the votes eligible to be cast at the meeting.

Time for Deposit of Proxies

10.4 A proxy may be acted on only if, before the time specified in the notice of the meeting, it is deposited with the Corporation or otherwise in accordance with the regulations made pursuant to §10.5 or, in any case where no such regulation has been made, if it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof before the time of voting.

Lodging of Proxies; Use of Facsimile

10.5 The board may from time to time establish regulations regarding the lodging of proxies at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held and for particulars of such proxies to be cabled or telegraphed or sent in writing before the meeting or adjourned meeting to the Corporation or an agent of the Corporation and providing that proxies so lodged may be voted as though the proxies themselves were produced at the meeting or adjourned meeting, and votes given in accordance with such regulations will be valid and will be counted. The chairman of any meeting of shareholders may, subject to any regulations so made, in

his discretion accept telegraphic or cable or other written communication as to the authority of anyone claiming to vote on behalf of and to represent a shareholder notwithstanding that no proxy conferring such authority has been lodged with the Corporation, and votes given in accordance with such telegraphic or cable or written communication accepted by the chairman will be valid and will be counted.

Validity of Proxies

10.6 A vote given in accordance with the terms of an instrument of proxy will be valid notwithstanding

(a) the previous death or insanity of the shareholder giving the proxy, or

(b) the revocation of the proxy or of the authority under which the proxy was executed, or

(c) the transfer of the share in respect of which the proxy is given,

unless notice in writing of such death, insanity, revocation or transfer is received at the office of the Corporation or by the chairman of the meeting before the commencement of the meeting or adjourned meeting at which the proxy is used.

Joint Shareholders

10.7 If two or more of the joint holders of a share are present in person or represented by proxy and vote, the vote of that one of them, or of the proxy holder for that one of them, whose name appears first on the shareholders list of the Corporation in respect of such share will be accepted to the exclusion of the vote of another, or of the proxy holder for another, of such joint holders.

Votes to Govern

10.8 At any meeting of shareholders every question will, except as otherwise required by the articles or by-laws, be determined by a majority of the votes cast on the question. In case of an equality of votes either on a show of hands or on a poll, the chairman of the meeting will not be entitled to a casting vote.

Show of Hands

10.9 On a show of hands every person who is present and entitled to vote will then have one vote. Whenever a vote by show of hands is taken on a question, then unless a ballot thereon is required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried, and an entry to that effect in the minutes of the meeting, will be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the question, and the result of the vote so taken will be the decision of the shareholders upon such question.

Ballots

10.10 A demand for a ballot may be withdrawn at any time before the taking of the ballot. If a ballot is taken each person present will be entitled to one vote, or such other number of votes as the by-laws provide, in respect of each share which he is entitled to vote on the question at the meeting, and the result of the ballot so taken will be the decision of the shareholders upon such question. A poll demanded on the election of a chairman, or on a question of adjournment will be taken forthwith. A poll demanded on any other question will be taken at such time as the chairman of the meeting directs.

Adjournment

10.11 The chairman may, with the consent of any meeting, adjourn the meeting from time to time.

Rulings by the Chairman

10.12 The chairman of a meeting of shareholders will have regard to accepted rules of parliamentary procedure, and

(a) he will have absolute authority over matters of procedure and there will be no appeal from the ruling of the chairman, but if the chairman, in his absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure at any general meeting or part thereof, the chairman will so state and will clearly state the rules under which the meeting or the appropriate part thereof shall be conducted,

(b) any dispute as to the admission or rejection of a vote will be determined by the chairman and his determination will be final and conclusive,

(c) if disorder arises which prevents continuation of the business of a meeting, the chairman may quit the chair and announce the adjournment of the meeting, and upon his so doing, the meeting is, notwithstanding §10.11, immediately adjourned, and

(d) the chairman may ask or require anyone who is not a registered shareholder entitled to vote at the meeting or proxyholder representing such a shareholder to leave the meeting.

PART 11

EXAMINATION OF RECORDS

Access by Auditor and Directors

11.1 The auditor and every director will at all reasonable times have access to, and may take extracts from, all accounts, records, books and other documents of the Corporation.

Inspection by Shareholders

11.2 No shareholder will have the right of inspection of any account, record, book or document of the Corporation except as prescribed by statute or authorized by the board.

PART 12

NOTICES

Notice of Joint Shareholders

12.1 If two or more persons are registered as joint holders of a share, a notice must be directed to all of them but need be delivered or addressed only to the recorded address of one of them to be sufficient notice to all.

Signature to Notice

12.2 The signature to any notice to be given by the Corporation may be in whole or in part written, stamped, typewritten or printed. A notice sent by any means of wire or wireless or any other form of recorded communication will be deemed to have been given on the day when it is transmitted by the Corporation or, if transmitted by another, on the day when it is dispatched or delivered to the appropriate communication company or agency or its representative for dispatch, and a certificate or declaration in respect of any thereof in writing signed by an officer or by an employee of a transfer agent or registrar of the Corporation will be conclusive evidence of the matters therein certified or declared.

Omissions and Errors

12.3 The accidental omission to give a notice to any shareholder, director, officer, or auditor or the non-receipt of a notice by any such person or an error in a notice not affecting the substance thereof will not invalidate any action taken at a meeting held pursuant to such notice or otherwise founded thereon.

Persons Entitled by Death or Operation of Law

12.4 Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, becomes entitled to a share, will be bound by every notice in respect of such share which is duly given to the shareholder from whom he derives his title to such share before his name and address is entered on the securities register (whether such notice is given before or after the happening of the event upon which he becomes so entitled) and before his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

Waiver of Notice

12.5 A shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee of the board may at any time in writing waive any notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise, and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, will cure any default in the giving or in the time of such notice, as the case may be.